Exhibit 4.27

Execution Version

PARITY LIEN INTERCREDITOR AGREEMENT

dated as of March 30, 2016

among

CONSTELLIUM N.V.,

the other Grantors from time to time party hereto,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee under the Indenture

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

i

EXHIBIT A – Additional Parity Lien Debt Designation

EXHIBIT B – Form of Intercreditor Joinder – Additional Parity Lien Obligations

EXHIBIT C – Form of Intercreditor Joinder – Additional Grantor

ii

PARITY LIEN INTERCREDITOR AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof, this “Agreement”) dated as of March 30, 2016 among Constellium N.V., a Dutch naamloze vennootschap registered under number 34393663, with its statutory seat in Amsterdam, the Netherlands (the “Issuer”), the other Grantors from time to time party hereto, Deutsche Bank Trust Company Americas, as Trustee (as defined below), and Deutsche Bank Trust Company Americas, as Collateral Agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer has issued 7.875% Senior Secured Notes due 2021 (the “Notes”) in an aggregate principal amount of $425,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Issuer, the other Grantors party thereto and Deutsche Bank Trust Company Americas, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).

WHEREAS, the Issuer and the other Grantors intend to secure the Obligations under the Indenture, any future Parity Lien Debt (as defined below) and any other Parity Lien Obligations (as defined below) on a first-priority basis with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents and subject to certain exceptions and Permitted Prior Liens.

WHEREAS, this Agreement sets forth the terms on which each Secured Party has appointed the Collateral Agent to act as the Collateral Agent for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Agent or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Agent with respect thereto or thereunder and the proceeds thereof. Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“ABL Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the ABL Credit Agreement, including its successors and assigns.

“ABL Credit Agreement” means the ABL Credit Agreement, dated as of May 25, 2012, among Constellium Holdco II B.V., Constellium US Holdings I, LLC, Constellium Rolled Products Ravenswood, LLC, the lenders from time to time party thereto and the ABL Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“ABL Intercreditor Agreement” means the Intercreditor Agreement, to be entered on or after the Issue Date, among Constellium US Holdings I, LLC, Constellium Rolled Products Ravenswood, LLC, the ABL Agent and the Collateral Agent, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Act of Required Secured Parties” means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of (or the Authorized Representatives representing the holders of) more than 50% of the sum of the aggregate outstanding principal amount of Parity Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn).

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Parity Lien Debt and (b) votes will be determined in accordance with Section 7.2.

“Additional Notes” has the meaning assigned to the term “Add-On Securities” as set forth in the Indenture.

“Additional Parity Lien Debt Designation” means a notice in substantially the form of Exhibit A.

“Additional Parity Lien Obligations” has the meaning set forth in Section 3.8(b)(1).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement in substantially the form attached as Exhibit C to the Indenture, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in accordance with its terms.

“Agreement” shall mean this Parity Lien Intercreditor Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Authorized Representative” means (1) in the case of the Notes or any Additional Notes, the Trustee and (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a representative of the Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, and who has executed an Intercreditor Joinder.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or London or Amsterdam.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means, in the case of each Series of Parity Lien Debt, all properties and assets of the Issuer and the other Grantors now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Agent to secure any or all of the Parity Lien Obligations, and shall exclude any properties and assets in which the Collateral Agent is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Issuer or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Issuer or any other Grantor thereafter acquires or reacquires such assets or properties.

“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Agent Obligations” has the meaning set forth in Section 3.4(a).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(i)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(ii)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(iii)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Representative” means the Authorized Representative that represents the Series of Parity Lien Debt with the then largest outstanding principal amount.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) with respect to each Series of Parity Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt of such Series or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Parity Lien Documents for such Series of Parity Lien Debt; and

(2) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (or the cash collateralization of any such Obligations on terms satisfactory to the applicable holder thereof) (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

provided, however, that if, at any time after the Discharge of Parity Lien Obligations has occurred, the Issuer thereafter enters into any Parity Lien Document evidencing a Parity Lien Debt the incurrence of which is not prohibited by any applicable Parity Lien Document, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Parity Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Parity Lien Obligations), and, from and after the date on which the Issuer designates such Indebtedness as Parity Lien Debt in accordance with Section 3.8, the Obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Factoring Facilities” means the receivables purchase facilities granted to certain Subsidiaries of the Issuer pursuant to (a) the agreement dated as of December 3, 2015 between GE Factofrance S.A.S. as purchaser, Constellium Issoire S.A.S, Constellium Neuf Brisach S.A.S. and Constellium Extrusions France as sellers, Constellium Holdco II B.V. and Constellium Switzerland AG, (b) the agreement dated as of March 26, 2014 between GE Capital Bank AG as purchaser and Constellium Singen GmbH as seller, (c) the agreement dated as of December 16, 2010 between GE Capital Bank AG as purchaser and Constellium Extrusions Deutschland GmbH as seller, (d) the agreement dated as of December 16, 2010 between GE Capital Bank AG as purchaser and Constellium Valais AG as seller and (e) the agreement dated as of June 26, 2015 between GE Capital Bank AG as purchaser and Constellium Extrusions Decin S.R.O. as seller, in each case, as such agreement may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original parties or otherwise), restructured, or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Grantor” means each Person that at any time provides collateral security for any Parity Lien Obligations.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof, and pursuant to Section 5.15 (Parallel Debt)), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Issuer. The term “guarantee” as a verb has a corresponding meaning.

“Guarantee Limitations” means, in respect of any Note Obligor and any payments it is required to make in its capacity as a guarantor or as the provider of an indemnity under this Agreement, the Indenture, the Parity Lien Documents or any other Security Documents, the limitations applicable to the obligations of such entity as set out in this Agreement, the Indenture, the Parity Lien Documents or any other Security Document (as applicable).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(i)	currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(ii)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“IFRS” means International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board (or any successor board or agency, together the “IASB”) and as adopted by the European Union and statements and pronouncements of the IASB or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time (other than with respect to Capitalized Lease Obligations), it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under IFRS; provided that, at any time after adoption of GAAP by the Issuer (or the relevant reporting entity) for its financial statements and reports for all financial reporting purposes, the Issuer (or the relevant reporting entity) may irrevocably elect to apply GAAP for all purposes of this Agreement, and, upon any such election, references in this Agreement to IFRS shall be construed to mean GAAP as in effect on the date of such election and thereafter from time to time; provided that (1) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of GAAP, (2) from and after such election, all ratios, computations, calculations and other determinations based on IFRS contained in this Agreement shall be computed in conformity with GAAP (other than with respect to Capitalized Lease Obligations) with retroactive effect being given thereto assuming that such election had been made on the Issue Date and (3) all accounting terms and references in this Agreement to accounting standards shall be deemed to be references to the most comparable terms or standards under GAAP. The Issuer shall give written notice of any election to the Collateral Agent within 15 days of such election. For the avoidance of doubt, nothing herein shall prevent the Issuer, any Grantor or reporting entity from adopting or changing its functional or reporting currency in accordance with IFRS, or GAAP, as applicable.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person (without duplication):

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business) or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS and (iii) liabilities incurred in the ordinary course of business), (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) obligations under or in respect of Factoring Facilities or Qualified Receivables Financings.

Notwithstanding anything to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of International Accounting Standards No. 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under either Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under such Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Issuer, any of its Subsidiaries or any other Grantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.10(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case commenced by or against the Issuer or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims, or

(4) with respect to the Note Obligors organized under the laws of the Netherlands, any bankruptcy (faillissement), suspension of payments (surseance van betaling), provisional suspension of payments (voorlopige surseance van betaling), administration (onderbewindstelling), and dissolution (ontbinding).

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the PBGC Intercreditor Agreement and/or any other intercreditor agreement that is entered into in accordance with the applicable provisions of the Indenture and the Parity Lien Intercreditor Agreement.

“Intercreditor Joinder” means (1) with respect to the provisions of this Agreement relating to any Parity Lien Obligations, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Issue Date” means the date on which the Notes are originally issued.

“Issuer” has the meaning set forth in the preamble.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.

“Modification” has the meaning set forth in Section 3.8(d)(1).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” has the meaning set forth in Section 3.8(d)(1).

“Mortgaged Property” has the meaning set forth in Section 3.8(d)(1).

“Netherlands Deeds of Pledge of Shares” means (i) the deed of pledge of shares in the capital of Constellium Holdco II B.V. between Constellium N.V. as pledgor and Collateral Agent as pledgee and (ii) the deed of pledge of shares in the capital of Constellium Holdco III B.V. between Constellium Holdco II B.V. as pledgor and Collateral Agent as pledgee.

“Netherlands Pledge Agreements” means (i) the Netherlands pledge agreement between the Issuer as pledgor and Collateral Agent as pledgee in respect of the pledgor’s bank account receivables and intra-group receivables and (ii) the Netherlands pledge agreement between Constellium Holdco II B.V. and Constellium Holdco III B.V. as pledgors and Collateral Agent as pledgee in respect of the pledgors’ bank account receivables and intra-group receivables.

“Notes” has the meaning set forth in the recitals.

“Note Obligor” means each of the Issuer, each Grantor and any Person who becomes a party as a Grantor in accordance with the terms of Section 7.19.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor under the Indenture.

“Obligations” means, all obligations (whether in existence on the date hereof or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities under any applicable Parity Lien Document, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the offering memorandum relating to the offering of the Notes dated March 30, 2016.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Issuer by two officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the secretary or the principal accounting officer of the Issuer, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(c) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parallel Debt” has the meaning given to that term in clause (a) of Section 5.15.

“Parity Lien Debt” means:

(1) the Notes issued on the date of the Indenture;

(2) any other Indebtedness of the Issuer (including Additional Notes), that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Parity Lien Document; provided, that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer as “Parity Lien Debt” for the purposes of the Indenture and this Agreement in an Additional Parity Lien Debt Designation executed and delivered in accordance with Section 3.8(a);

(b) unless such Indebtedness is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Authorized Representative is already party to this Agreement, the Authorized Representative for such Indebtedness executes and delivers a Intercreditor Joinder in accordance with Section 3.8(b); and

(c) all other requirements set forth in Section 3.8 have been complied with.

“Parity Lien Debt Default” means any event or condition that, under the terms of any credit agreement, indenture or other agreement governing any Series of Parity Lien Debt causes, or permits holders of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Indenture, the Notes, the Note Guarantees and any other indenture, credit agreement or other agreement pursuant to which any Parity Lien Debt is incurred and the Security Documents.

“Parity Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Agent, at any time, upon any property of the Issuer or any other Grantor to secure Parity Lien Obligations.

“Parity Lien Obligations” means the Parity Lien Debt and all other Obligations in respect of Parity Lien Debt, including without limitation any Post-Petition Interest whether or not allowable, and all guarantees and parallel debt of any of the foregoing. In addition to the foregoing, all Collateral Agent Obligations shall be deemed to constitute Parity Lien Obligations.

“PBGC Intercreditor Agreement” means the Intercreditor Agreement, to be entered into after the Issue Date, among the Pension Benefit Guaranty Corporation, the ABL Agent and the Collateral Agent, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Agent for the benefit of the Secured Parties which Lien was permitted under each Parity Lien Document.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Parity Lien Documents continue to accrue after the commencement of any Insolvency of Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Qualified Receivables Financing” means (i) the Receivables Financing pursuant to the Factoring Facilities (including any increase in the amount thereof); and (ii) any Receivables Financing that meets the following conditions: (a) the Issuer shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer or, as the case may be, the Subsidiary in question; (b) all sales of accounts receivable and related assets are made at Fair Market Value; and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Undertakings and provided that in the case of Receivables Financings under clause (ii), such Receivables Financings shall have no greater recourse in any material respect to the Issuer and its Restricted Subsidiaries than the recourse to the Issuer and its Restricted Subsidiaries in the Factoring Facilities.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Agent in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement

“Receivables Financing” means any transaction or series of transactions that may be entered into by any of the Issuer’s Subsidiaries pursuant to which such Subsidiary may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of such Subsidiary, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets, in each case, which are customarily transferred in or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take any action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Issuer as a Receivables Subsidiary and:

(A) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Undertakings;

(B) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(C) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Restricted Subsidiary” has the meaning set forth in the Indenture.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Secured Parties” means the holders of Parity Lien Obligations, each Authorized Representative and the Collateral Agent.

“Security Documents” means this Agreement, the US Collateral Agreement, the Intercreditor Agreements, the Affiliate Subordination Agreement, the Mortgages, each Intercreditor Joinder, each Netherlands Deed of Pledge of Shares, each Netherlands Pledge Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, deeds to secure debt, security trust agreements, pledge agreements, collateral agency agreements, control agreements, joinders or other grants or transfers for security executed and delivered by the Issuer or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent as trustee and/or as creditor under a parallel debt structure, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Parity Lien Document shall be part of the same Series of Parity Lien Debt as all other Parity Lien Debt incurred pursuant to such Parity Lien Document.

“Standard Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that are determined by the Issuer in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Undertaking.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Restricted Subsidiaries shall be a Swap Agreement.

“Swiss Security Documents” has the meaning set forth in Section 5.15(i).

“Title Datedown Product” has the meaning set forth in Section 3.8(d)(3).

“Trustee” has the meaning set forth in the recitals.

“Trust Estate” has the meaning set forth in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Subsidiary” has the meaning set forth in the Indenture.

“US Collateral Agreement” means the US Collateral Agreement, to be entered into on or after the Issue Date, among Constellium Holdco III B.V., Constellium US Holdings I, LLC, Constellium Rolled Products Ravenswood, LLC, each of its subsidiaries party thereto from time to time and the Collateral Agent, as amended, restated, amended and restated, supplement or otherwise modified from time to time.

“US Grantors” means (i) Constellium US Holdings I, LLC, (ii) Constellium Rolled Products Ravenswood, LLC and (iii) any other Grantor organized under the laws of a state in the United States party to the US Collateral Agreement and/or ABL Security Agreement from time to time.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2 Other Definition Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in a writing delivered to the Trustee and the Collateral Agent by, or on behalf of, the requisite Secured Parties as are needed (if any) under the terms of the applicable Parity Lien Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

(h) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(i) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document (other than the Intercreditor Agreements), the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than the Intercreditor Agreements). Solely with respect to Collateral subject to the ABL Intercreditor Agreement, in the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the ABL Intercreditor Agreement, the terms and provisions of the ABL Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement with respect to such Collateral. Solely with respect to Collateral subject to the PBGC Intercreditor Agreement, in the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the PBGC Intercreditor Agreement, the terms and provisions of the PBGC Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement with respect to such Collateral.

ARTICLE 2.

THE TRUST ESTATE

SECTION 2.1 Declaration of Trust. To secure the payment of the Parity Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each of the Grantors hereby confirms the grant to the Collateral Agent, its successors and permitted assigns, and the Collateral Agent hereby accepts and agrees to hold, in trust as trustee (or, in the case of any jurisdiction in which effective Liens cannot be granted in favor of the Collateral Agent as trustee for the Secured Parties, under a parallel debt structure as set forth under Section 5.15) under this Agreement for the benefit of all current and future Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Agent and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Secured Parties as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Agent holds no other property in trust as part of the Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Issuer delivers to the Collateral Agent an Officers’ Certificate stating that all Parity Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the trust arising hereunder will terminate (subject to any reinstatement pursuant to 7.20 hereof), except that all provisions set forth in Sections 7.9 and 7.10 that are enforceable by the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

SECTION 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Liens established in favor of the Collateral Agent for the benefit of the Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or the date, time, method or order of grant, attachment or perfection of any Liens securing such Parity Lien Obligations and notwithstanding any provision of the UCC, the time of incurrence of any Series of Parity Lien Debt or the time of incurrence of any other Parity Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Parity Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Issuer or any other Grantor, it is the intent of the parties that, and the parties hereto agree for themselves and the Secured Parties represented by them that, all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Agent for the benefit of all Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Parity Lien Debt if the Parity Lien Documents in respect thereof prohibit the applicable Authorized Representative from accepting the benefit of a Lien on any particular asset or property or such Authorized Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;

ARTICLE 3.

OBLIGATIONS AND POWERS OF COLLATERAL AGENT

SECTION 3.1 Appointment and Undertaking of the Collateral Agent.

(a) Each Secured Party acting through its respective Authorized Representative and/or by its acceptance of the benefits of the Security Documents hereby appoints the Collateral Agent to serve as Collateral Agent hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will, as Collateral Agent, for the benefit solely and exclusively of the present and future Secured Parties (or under any Parallel Debt, in its own name as set forth under Section 5.15), in accordance with the terms of this Agreement:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to this Agreement and the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral, or otherwise realize on the Collateral, under and, in each case, subject to, the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.1 (but only upon receipt by the Collateral Agent of an Officers’ Certificate to the effect that the amendment or supplement was permitted under Section 7.1) and (ii) acknowledgements of Intercreditor Joinders delivered pursuant to Section 3.8 or 7.19 hereof;

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.2 or Article 4; and

(8) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreements.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations) unless and until it shall have been directed in writing by an Act of Required Secured Parties and then only in accordance with the provisions of this Agreement.

(d) Act or decline to act in connection with any enforcement of Liens as provided in Section 3.3.

Notwithstanding anything to the contrary contained in this Agreement, neither the Issuer nor any of its Affiliates may serve as Collateral Agent.

SECTION 3.2 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien of the Collateral Agent or consent to the release or subordination of any Lien of the Collateral Agent, except:

(a) as directed by an Act of Required Secured Parties (but only upon receipt by the Collateral Agent of an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document);

(b) as required by the Intercreditor Agreements;

(c) as required by Article 4; or

(d) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

SECTION 3.3 Enforcement of Liens. If the Collateral Agent at any time receives written notice that any event of default shall have occurred and be continuing under the Indenture or any other Parity Lien Document entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Collateral Agent will promptly deliver written notice thereof to each Authorized Representative. Thereafter, the Collateral Agent shall await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties, subject in all cases to the limitations set forth in the Intercreditor Agreements. Unless it has been directed to the contrary by an Act of Required Secured Parties, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Parity Lien Document as it may deem advisable and in the best interest of the Secured Parties, subject in all cases to the limitations set forth in the Intercreditor Agreements.

SECTION 3.4 Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreements, upon the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law, the Collateral Agent will apply the proceeds of any collection, sale by the Collateral Agent, foreclosure or other realization by the Collateral Agent upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds thereof, and the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable) (collectively, the “Collateral Agent Obligations”);

SECOND, to the repayment of obligations, other than the Parity Lien Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the Parity Liens (as determined by a court of competent jurisdiction or in any other judicial or similar proceeding) but only if such obligation is discharged (in whole or in part) in connection with such sale (as determined by a court of competent jurisdiction or in any other judicial or similar proceeding);

THIRD, to the respective Authorized Representatives, on a pro rata basis for each Series of Parity Lien Debt, for application to the payment of all such outstanding Parity Lien Debt and any such other Parity Lien Obligations that are then due and payable and so secured (for application in such order as may be provided in the Parity Lien Documents applicable to the respective Parity Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Issuer or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Parity Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Parity Lien Debt and any related Parity Lien Obligations of that Series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series.

(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Authorized Representative and the Collateral Agent as holder of Parity Liens. The Authorized Representative of each future Series of Parity Lien Debt will be required to deliver a Intercreditor Joinder including a lien sharing and priority confirmation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(c) In connection with the application of proceeds pursuant to Section 3.4(a), as directed by an Act of Required Secured Parties, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(d) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Agent may conclusively rely upon information supplied by the relevant Authorized Representative, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

SECTION 3.5 Powers of the Collateral Agent.

(a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Secured Parties.

(b) No Authorized Representative or Secured Party (other than the Collateral Agent) will have any liability whatsoever for any act or omission of the Collateral Agent.

SECTION 3.6 Documents and Communications. The Collateral Agent will permit each Authorized Representative and each Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of the Secured Parties. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Parity Lien Obligations.

(a) The Collateral Agent will, as Collateral Agent hereunder, perform its undertakings set forth in this Agreement with respect to any Parity Lien Debt that is issued or incurred after the date hereof if:

(1) such Parity Lien Debt is identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) unless such Indebtedness is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Authorized Representative is already party to this Agreement, the designated Authorized Representative identified pursuant to Section 3.8(b) signs a Intercreditor Joinder and delivers the same to the Collateral Agent.

Notwithstanding the foregoing, (x) the incurrence of revolving credit obligations under commitments that have previously been designated as Parity Lien Debt and (y) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof under commitments that have previously been designated as Parity Lien Debt, shall automatically constitute Parity Lien Debt and shall not require compliance with the procedures set forth in Section 3.8(b).

(b) The Issuer will be permitted to designate as Parity Lien Debt hereunder any Indebtedness that is incurred by the Issuer or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Issuer may only effect such designation by delivering to the Collateral Agent an Additional Parity Lien Debt Designation that:

(1) states that the Issuer or such other Grantor intends to incur, or has incurred, additional Parity Lien Debt (“Additional Parity Lien Obligations”) which will be (as specified in such Additional Parity Lien Debt Designation) Parity Lien Debt, not prohibited by any Parity Lien Document to be incurred and secured by a Parity Lien equally and ratably with all other Parity Lien Debt;

(2) specifies the name and address of the Authorized Representative for such Parity Lien Obligations for purposes of this Agreement including Section 7.6;

(3) states that the Issuer and each other Grantor party thereto has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Parity Lien Obligations are secured by the Collateral in accordance with the Parity Lien Documents;

(4) attaches as Exhibit 1 to such Additional Parity Lien Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Issuer and each other Grantor; and

(5) states that the Issuer has caused a copy of the Additional Parity Lien Debt Designation and the related Intercreditor Joinder to be delivered to each then existing Authorized Representative.

Although the Issuer shall be required to deliver a copy of each Additional Parity Lien Debt Designation and each Intercreditor Joinder to each then existing Authorized Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Designation and/or Intercreditor Joinder to any then-existing Authorized Representative shall not affect the status of such debt as Additional Parity Lien Obligations if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuer or any other Grantor to incur additional Indebtedness or Liens if prohibited by the terms of any Parity Lien Documents.

(c) With respect to any Parity Lien Debt that is issued or incurred after the date hereof, Issuer and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent, any Authorized Representative or any Act of Required Secured Parties, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Parity Lien Obligations are secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). Issuer and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, Issuer and the respective Grantors, on a joint and several basis (subject to Section 7.11).

(d) Without limitation of the foregoing, Issuer and each of the other Grantors agrees to take the following actions with respect to any real property Collateral located in the United States securing all

Additional Parity Lien Obligations within 75 days of the later of the delivery of the Additional Parity Lien Obligations Designation and the acquisition of such real property Collateral located in the United States (provided, that, to the extent the following actions are not completed within such 75 day period the Issuer and each other Grantor agrees to use commercially reasonable efforts to take such actions until such time, if any, as the Issuer determines that any further efforts to take any such action would be commercially futile, as evidenced by an Officer’s Certificate to that effect delivered to the Collateral Agent):

(1) Issuer and the other applicable Grantors shall enter into, and deliver to the Collateral Agent a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage,” and each such property a “Mortgaged Property”), with such changes as may be required to account for local law matters, at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the Collateral Agent and the Controlling Representative and the Issuer and such other Grantors are jointly and severally liable (subject to Section 7.11) to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated;

(2) Issuer or the applicable Grantor will cause to be delivered a local counsel opinion with respect to each such Mortgaged Property in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Collateral Agent and the Controlling Representative;

(3) Issuer or the applicable Grantor will cause a title company reasonably acceptable to the Collateral Agent and the Controlling Representative to have delivered to the Collateral Agent a title insurance policy, date down(s), title endorsement or other evidence reasonably satisfactory to the Collateral Agent and the Controlling Representative (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the validity, enforceability and priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien Obligations (after including such Additional Parity Lien Obligations) has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall be enforceable and have the same priority as any existing Mortgage securing then existing Parity Lien Obligations, (ii) confirming and/or insuring that since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Parity Lien Obligations, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in the case of each of the foregoing subclauses (i), (ii), and (iii), other than with respect to Liens permitted by each Parity Lien Document (without adding any additional exclusions or exceptions to coverage, other than Liens permitted under the Parity Lien Documents)); and

(4) the applicable Grantor shall deliver to the approved title company, the Collateral Agent and/or all other relevant third parties all other items reasonably necessary to record each such Mortgage and Modification, to issue a Title Datedown Product and to create, perfect or preserve the validity, enforceability and priority of the Lien of the mortgage(s) as set forth above and contemplated hereby and by the Parity Lien Documents.

ARTICLE 4.

OBLIGATIONS ENFORCEABLE BY THE ISSUER

AND THE OTHER GRANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Agent’s Liens upon the Collateral will be released in any of the following circumstances:

(1) in whole, upon (A) payment in full and discharge of all outstanding Parity Lien Debt and all other Parity Lien Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents and the cancellation or termination, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents or, solely to the extent if any agreed to by the issuer of any outstanding letter of credit issued pursuant to any Parity Lien Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution acceptable to such issuer;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or another Note Obligor in a transaction or other circumstance that is permitted by Section 4.06 of the Indenture, if any, and is permitted by all of the other Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is to a Person who succeeds to, and is substituted for, the Issuer or any other Note Obligor under the Indenture and the Notes pursuant to the provisions in the Indenture governing “Merger, Consolidation or Sale of Assets”;

(3) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), if directed by an Act of Required Secured Parties (but only upon receipt by the Collateral Agent of an Officers’ Certificate to the effect that the release was permitted by each applicable Parity Lien Debt Document); provided, that this clause (3) shall not apply to (i) Discharge of Parity Lien Obligations upon payment in full thereof or (ii) sales or dispositions to a Person or a Subsidiary of a Person who succeeds to, and is substituted for, the Issuer or any other Note Obligor under the Indenture and the Notes pursuant to the provisions in the Indenture governing “Merger, Consolidation or Sale of Assets”;

(4) as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and (B) the Issuer has delivered an Officers’ Certificate to the Collateral Agent certifying that any such necessary consents have been obtained;

(5) if any Grantor (i) ceases to be a Note Guarantor (including as a result of being designated as an Unrestricted Subsidiary or ceasing to be a Subsidiary) (ii) is sold, transferred or otherwise disposed of to a Person that is not the Issuer or a Restricted Subsidiary or (iii) is released from its obligations under each of the Security Documents, then the Liens on such Collateral and the obligations of such Grantor under its Guarantee of the Parity Lien Obligations, shall be automatically, unconditionally and simultaneously released; and

(6) if and to the extent required under the Intercreditor Agreements.

(b) The Collateral Agent agrees for the benefit of the Issuer and the other Grantors that if the Collateral Agent at any time receives an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with, then the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Agent.

(c) The Collateral Agent hereby agrees that:

(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or other applicable Grantor, the Collateral Agent will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Parity Lien Debt Default under a Series of Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Secured Parties pursuant to Section 4.1(a)(3), the Collateral Agent will deliver a copy of such Act of Required Secured Parties to each Authorized Representative.

(d) Each Authorized Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Agent pursuant to Section 4.1(c)(2), such Authorized Representative will deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Authorized Representative.

SECTION 4.2 Delivery of Copies to Authorized Representatives. The Issuer will deliver to each Authorized Representative a copy of each Officers’ Certificate delivered to the Collateral Agent pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Agent with such Officers’ Certificate. The Authorized Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

SECTION 4.3 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Issuer or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Agent shall comply with the written request of such Issuer or Grantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Agent must first confirm with the Authorized Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4 Release of Liens in Respect of any Series of Parity Lien Debt.

(a) Release of Liens in Respect of the Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Agent’s Liens will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the Indenture as set forth under Article 8 of the Indenture;

(2) upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes as set forth under Article 8 of the Indenture;

(3) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Section 9.02 of the Indenture.

(b) Release of Liens in Respect of any Series of Parity Lien Debt other than the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Agent’s Lien will no longer secure such Series of Parity Lien Debt if the requirements of a Discharge of Parity Lien Obligations are satisfied with respect to such Series of Parity Lien Debt and all Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) and the Collateral Agent receives an Officers’ Certificate to that effect.

ARTICLE 5.

IMMUNITIES OF THE COLLATERAL AGENT

SECTION 5.1 No Implied Duty. The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Agent has accepted its appointment as Collateral Agent hereunder and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed by an Act of Required Secured Parties or otherwise provided in the Indenture or this Agreement, the Collateral Agent shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the

Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions, in the form of an Act of Required Secured Parties, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents and may refrain from taking action until such instruction or court order are received by it.

(b) No written direction given to the Collateral Agent by an Act of Required Secured Parties that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Authorized Representative as to the Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Parity Lien Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Required Secured Parties.

SECTION 5.9 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Agent will act or refrain from acting as directed by an Act of Required Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Secured Parties.

SECTION 5.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided, however, that, notwithstanding the foregoing, the Collateral Agent will execute, file or record, UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Agent (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Authorized Representative. The Collateral Agent shall deliver to each other Authorized Representative a copy of any such written request. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) Except as provided in paragraph 5.12(a), the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than the Collateral Agent.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 5.15 Parallel Debt.

(a) Subject to the Guarantee Limitations, notwithstanding any other provision of any other Security Document, each Note Obligor hereby irrevocably and unconditionally undertakes (where applicable, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)) to pay to the Collateral Agent amounts equal to any amounts due in respect of all Parity Lien Obligations of such Note Obligor under the Notes (including Additional Notes), the Indenture and any other Security Document, other than its Parallel Debts (as defined below) (the “Corresponding Debt”) as they may exist from time to time. The payment undertakings of each Note Obligor under this Section 5.15 (Parallel Debt) are each to be referred to as a “Parallel Debt”. For the avoidance of any doubt, the Collateral Agent’s role is purely administrative and subject to the provisions of the Parity Lien Document to which it is a party.

(b) Each Note Obligor and the Collateral Agent acknowledge that (i) each Parallel Debt constitutes an undertaking, obligation and liability to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Debt of the relevant Note Obligor and shall not in any way limit or affect, the Corresponding Debt of that Note Obligor to any Secured Party under the Indenture or any Security Document(ii) each Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant Note Obligor, it being understood, in each case, that: (i) the Parallel Debt of each Note Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Corresponding Debt of each Note Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amounts which may be payable by each Note Obligor as Parallel Debt shall at all times be equal to the amount of its Corresponding Debt and (iv) the amounts which may be payable by each Note Obligor as Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Debt at that time.

(c) For the purpose of this Section 5.15, the Collateral Agent will act in its own name, as Collateral Agent hereunder, referencing such capacity as applicable, and its claims in respect of the Parallel Debts shall not be held by it as trustee. The Liens granted under the Security Documents to the Collateral Agent to secure the Parallel Debts are granted to the Collateral Agent in its capacity as creditor of the Parallel Debts and shall not be held in trust.

(d) All moneys received or recovered by the Collateral Agent pursuant to this Section 5.15, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Liens granted to secure the Parallel Debts, shall be applied in accordance with Section 3.4.

(e) Without limiting or affecting the Collateral Agent’s rights against the Note Obligors (whether under this Section 5.15 or under any other provision of the Security Documents), each Note Obligor acknowledges that nothing in this Section 5.15 shall impose any obligation on the Collateral Agent to advance any sum to any Note Obligor or otherwise under any Security Document.

(f) For the avoidance of doubt, the Parallel Debt will become due and payable (opeisbaar) at the same time the Corresponding Debt becomes due and payable. An event of default in respect of the Corresponding Debt shall constitute a default (verzuim) within the meaning of section 3:248 of the Netherlands Civil Code with respect to the Parallel Debts without any notice being required.

(g) The obligations of each Note Obligor under this Section shall be subject to, and limited to the extent set out in, the Guarantee Limitations mutatis mutandis (if any) applicable to such Note Obligor.

(h) For the purpose of any Security Document governed by German law, each party to this Agreement agrees that the Collateral Agent shall together with the other Secured Parties be the joint and several creditors (Gesamtgläubiger) of each and every obligation of the relevant Note Obligor under the relevant Security Document governed by German law, and that accordingly the Collateral Agent will have its own and independent right to demand performance by the relevant Note Obligor of its obligations (Gesamtgläubigerschaft) in full.

(i) For the purpose of any Security Document governed by Swiss law (the “Swiss Security Documents”):

(1) the Collateral Agent holds:

(A) any Lien created or evidenced or expressed to be created or evidenced under or pursuant to a Swiss Security Document by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security;

(B) the benefit of this Section 5.15; and

(C) any proceeds and other benefits of such Lien

as indirect representative (indirekter Stellvertreter) in its own name, but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Document;

(2) each present and future Secured Party hereby authorizes the Collateral Agent:

(A) to (a) accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or evidenced or expressed to be created or evidenced under or pursuant to a Swiss Security Document for the benefit of such Secured Party and (a) hold, administer and, if necessary, enforce any such Lien on behalf of each relevant Secured Party which has the benefit of such Security;

(B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates or evidences or expressed to create or evidence a pledge or any other Swiss law accessory (akzessorische) Lien;

(C) to effect as its direct representative (direkter Stellvertreter) any release of a Security created or evidenced or expressed to be created or evidenced under a Swiss Security Document in accordance with this Agreement; and

(D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Collateral Agent hereunder or under the relevant Swiss Security Document;

(3) each present and future Secured Party hereby authorizes the Collateral Agent, when acting in its capacity as creditor of the Parallel Debt, to hold:

(A) any Swiss law pledge or any other Swiss law accessory (akzessorische) Lien;

(B) any proceeds of such Lien; and

(C) the benefit of this paragraph and of the Parallel Debt,

as creditor in its own right but for the benefit of such Secured Parties in accordance with this Agreement.

(j) This Section 5.15 (i) is included in this Agreement solely for the purpose of ensuring the validity and effect of certain security rights governed by the laws of France, Germany, Netherlands and/or Switzerland, granted pursuant to the applicable Security Documents and (ii) for the avoidance of doubt, shall not limit the rights and remedies provided to the Secured Parties by the other provisions hereof and of the other Parity Lien Documents. Moreover, notwithstanding any provisions of any Parity Lien Document or any present or future law to the contrary, the Collateral Agent has no rights and responsibilities under this Agreement or any Parity Lien Document other than in its capacity as Collateral Agent, as expressly provided herein or in such Parity Lien Document.

ARTICLE 6.

RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

SECTION 6.1 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Agent:

(a) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Authorized Representative and the Issuer; and

(b) the Collateral Agent may be removed at any time, with or without cause, by an Act of Required Secured Parties.

SECTION 6.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by an Act of Required Secured Parties. If no successor Collateral Agent has been so appointed and accepted such appointment within 60 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Issuer), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(1) duly authorized to perform its obligations under this Agreement and the other Parity Lien Documents;

(2) having a combined capital and surplus of at least $500,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not the Issuer or an Affiliate of the Issuer.

The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Agent and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent (including the benefit of the Parallel Debt), and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(2) (2) the predecessor Collateral Agent will (at the expense of the Issuer) promptly transfer all Liens, collateral security, its rights and obligations under the Parallel Debts and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies, including the rights and obligations under the Parallel Debts of the predecessor Collateral Agent in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.9 and 7.10.

For the purposes of any Security Documents governed by French law, the predecessor Collateral Agent expressly reserves and maintains its rights under this Agreement (including for the avoidance of doubt, the benefit of the Parallel Debts), the Indenture and the Notes in accordance with the provisions of article 1278 of the French Code civil so that any Lien created under any Security Document governed by French law and the obligations of each Grantor incorporated in France under the Indenture, the Security Documents and the Notes (including any Additional Notes) will continue in full force for the benefit of the successor Collateral Agent following the succession and appointment of the successor Collateral Agent in accordance with Sections 6.2 and 6.3 and/or any transfer of rights in accordance with this Agreement (whether by way of novation or not). Any novation under Sections 6.2 and 6.3 is a novation (novation) within the meaning of articles 1271 et seq. of the French Code civil.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 6.3; provided, that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Agent shall have notified the Issuer and each Authorized Representative thereof in writing.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Documents will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Secured Parties, except that:

(1) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Parity Lien Obligations that are otherwise not prohibited by the terms of any Parity Lien Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein;

(B) providing for the assumption of any Grantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the Indenture or any other Parity Lien Documents, as applicable;

(C) making any change that would provide additional rights or benefits to the Collateral Agent or Secured Parties or that does not adversely affect the legal rights of the Collateral Agent or any Secured Party under this Agreement;

(D) effecting any provision of this Agreement;

(E) evidencing and providing for the acceptance and appointment under this Agreement of a successor Collateral Agent pursuant to the requirements hereof;

(F) to conform the text of this Agreement to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent such provision in the “Description of Notes” contained in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Agreement;

(G) curing any ambiguity, omission, mistake, defect or inconsistency;

will become effective when executed and delivered by the Issuer or any other applicable Grantor party thereto and the Collateral Agent; provided, that, unless required by applicable law or to become effective (in each case, as determined by the Issuer), a supplement to the Security Documents adding Collateral shall not be required to be executed and delivered by the Collateral Agent;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Required Secured Parties (or amends the provisions of this Section 7.1(a) (2) or the definitions of “Act of Required Secured Parties” or “Controlling Representative”);

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or 4.4;

(C) to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Section 4.1 or 4.4; or

(D) under this Section 7.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt so affected under the applicable Parity Lien Documents;

(3) no amendment or supplement that imposes any obligation upon the Collateral Agent or any Authorized Representative or adversely affects the rights of the Collateral Agent or any Authorized Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Authorized Representative, respectively; and

(4) if the Issuer or any Grantor incurs any Indebtedness secured by a second or junior Lien and such Indebtedness shall otherwise be permitted by each Parity Lien Document, then this Agreement may be amended, without the approval of the Collateral Agent acting as directed by an Act of Required Secured Parties, to provide for a second or subordinated Lien on the Collateral and the related intercreditor requirements in connection therewith; provided that such amendment provides for customary market terms for such second or subordinated Lien (as determined in good faith by the Issuer).

(b) The Collateral Agent will not enter into any amendment or supplement described in this Section 7.1 unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Agent will be entitled to receive an opinion of counsel of the Issuer to the effect that the execution of such document is authorized or permitted hereunder.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments (if any) to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Authorized Representative of each Series of Parity Lien Debt will cast all of its votes under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances; Insurance.

(a) The Issuer and each of the Grantors will take such further actions with respect to the Collateral, and execute and/or deliver to the Collateral Agent and file such additional mortgages, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as may reasonably be required from time to time in order to:

(1) create, perfect, preserve and protect the security interest in the Collateral and the rights and interests of the Collateral Agent under the Security Documents;

(2) carry into effect the purposes of the Security Documents or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Collateral;

(3) permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created in the Collateral and the execution and delivery of control agreements; and

(4) perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral.

(b) Upon the request of the Collateral Agent or any Authorized Representative at any time and from time to time, the Issuer and each of the other Grantors will promptly execute, acknowledge, deliver and/or file such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the Secured Parties.

(c) The Issuer and the other Grantors will (1) keep their insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses, (2) maintain such other reasonable insurance (including, to the extent reasonably deemed prudent, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance, and (3) maintain such other insurance as (x) may be required by law or (y) any other Security Document.

(d) Upon the request of the Collateral Agent, the Issuer and the other Grantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.

(e) Upon the request of the Collateral Agent, the Issuer and the other Grantors will permit the Collateral Agent or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Issuer and the other Grantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Agent or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Issuer and the other Grantors and their Subsidiaries, all at the Issuer’s expense.

SECTION 7.4 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, (i) the Issuer and the other Grantors, (ii) each Authorized Representative, (iii) each present and future holder of Parity Lien Obligations (each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof), and (iv) all of respective successors and assigns of each of the foregoing.

(b) Neither the Issuer nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Issuer and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the (i) Collateral Agent, (ii) each Authorized Representative, (iii) each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as third-party beneficiary hereof (provided that any such enforcement shall be subject, (x) in the case of the holders of Parity Lien Obligations under the Indenture, pursuant to the terms of this Agreement and the Indenture and (y) in the case of the holders of Parity Lien Obligations under another Parity Lien Document, pursuant to the terms of this Agreement and such Parity Lien Document), and (iv) all of their respective successors and assigns.

SECTION 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

If to the Issuer or any other Grantor:

Constellium

Washington Plaza – 40/44, rue Washington

75008 Paris, France

Attn: Jeremy Leach

Tel: +33 1 73 01 46 51

Email: jeremy.leach@constellium.com

Constellium Switzerland A.G.

Max Högger-Strasse 6

8048 Zürich, Switzerland

Attn: Mark Kirkland, Group Treasurer

Tel: +41 44 438 6642

Email: mark.kirkland@constellium.com

And

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Josh A. Feltman

Tel:(212) 403-1109

Fax:(212) 403-2109

Email: jafeltman@wlrk.com

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Constellium N.V.

Fax: 732-578-4635

and if to any other Authorized Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, or by electronic mail with portable document format attached, to the relevant address set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.7 Notice Following Discharge of Parity Lien Obligations. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Authorized Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Authorized Representative.

SECTION 7.8 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.9 Compensation; Expenses. The Grantors jointly and severally agree (subject to Section 7.11) to pay, promptly upon demand:

(1) such compensation to the Collateral Agent and its agents as the Issuer and the Collateral Agent may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Agent and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Authorized Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Issuer or any other Grantor;

(4) all reasonable costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5) all other reasonable costs and expenses incurred by the Collateral Agent and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Agent thereunder; and

(6) after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Agent, its agents and any Authorized Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, its agents or the Authorized Representatives.

The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations, the termination or assignment of this Agreement, the invalidity or unenforceability of any terms or provisions of this Agreement and the removal or resignation of the Collateral Agent.

SECTION 7.10 Indemnity.

(a) The Grantors jointly and severally agree (subject to Section 7.11) to defend, indemnify, pay and hold harmless the Collateral Agent, each Authorized Representative, each Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.10 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.10 will survive repayment of all other Parity Lien Obligations, the termination or assignment of this Agreement, the invalidity or unenforceability of any terms or provisions of this Agreement and the removal or resignation of the Collateral Agent.

SECTION 7.11 Limitations Applicable to French Grantors. Notwithstanding anything to the contrary in this Agreement, (i) any expenses or indemnities to be paid by any Grantor incorporated under the laws of France (“French Grantor”) under this Agreement shall be limited to the expenses or indemnities incidental to the performance of its obligations and the obligations of its subsidiaries under this Agreement and (ii) any representations and warranties made by any French Grantor shall be strictly limited to matters related to such French Grantor and its subsidiaries.

SECTION 7.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.13 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.14 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 7.18 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.19 Grantors and Additional Grantors. The Issuer represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement. The Issuer will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, no later than the date on which such Person provides a Lien over Collateral pursuant to Article 11 of the Indenture, by causing such Person to execute and deliver to the Collateral Agent a Intercreditor Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Issuer shall promptly provide each Authorized Representative with a copy of each Intercreditor Joinder executed and delivered pursuant to this Section 7.19; provided, however, that the failure to so deliver a copy of the Intercreditor Joinder to any then existing Authorized Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.19 are complied with.

SECTION 7.20 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Secured Party or Authorized Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any Secured Party or any Authorized Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any Secured Party or Authorized Representative with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Authorized Representative or that Secured Party, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the Secured Parties to be applied in accordance with Section 3.4.

SECTION 7.21 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.22 Rights and Immunities of Authorized Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Authorized Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Authorized Representative be liable for any act or omission on the part of the Grantors or the Collateral Agent hereunder.

SECTION 7.23 Intercreditor Agreements. Each Authorized Representative party hereto, by accepting the benefits hereof, on behalf of itself and the Secured Parties it represents, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (ii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreements.

SECTION 7.24 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.25 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may reasonably request in order for the Collateral Agent to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

CONSTELLIUM N.V., as Issuer

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Group Treasurer and Authorized Signatory

CONSTELLIUM HOLDCO II B.V., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM HOLDCO III B.V., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

CONSTELLIUM US HOLDINGS I, LLC, as Grantor

By:	/s/ Rina E. Teran
Name:	Rina E. Teran
Title:	Vice President and Secretary

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, as Grantor

By:	/s/ Rina E. Teran
Name:	Rina E. Teran
Title:	Vice President and Secretary

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

CONSTELLIUM FRANCE HOLDCO S.A.S., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM FINANCES S.A.S., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM ISSOIRE S.A.S., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM NEUF BRISACH S.A.S., as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

CONSTELLIUM GERMANY HOLDCO GMBH & CO. KG, as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM DEUTSCHLAND GMBH, as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM SINGEN GMBH, as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG, as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

CONSTELLIUM SWITZERLAND AG, as Grantor

By:	/s/ Mark Kirkland

Name:	Mark Kirkland
Title:	Authorized Signatory

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Indenture By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho

Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan

Name:	Annie Jaghatspanyan
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho

Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan

Name:	Annie Jaghatspanyan
Title:	Vice President

[Constellium – Parity Lien Intercreditor Agreement Signature Page]

[EXHIBIT A to Parity Lien Intercreditor Agreement]

[FORM OF]

ADDITIONAL PARITY LIEN DEBT DESIGNATION

Reference is made to the Parity Lien Intercreditor Agreement dated as of March 30, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Parity Lien Intercreditor Agreement”) among CONSTELLIUM N.V. (the “Issuer”), the other Grantors from time to time party thereto, [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Agent], as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Parity Lien Intercreditor Agreement. This Additional Parity Lien Debt Designation is being executed and delivered in order to designate additional Parity Lien Debt as Parity Lien Debt entitled to the benefit of the Parity Lien Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Issuer hereby certifies on behalf of the [Issuer] that:

(A) [insert name of the Issuer or other Grantor] intends to incur, or has incurred, additional Parity Lien Debt (“Additional Parity Lien Obligations”) not prohibited by any Parity Lien Document to be incurred and secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(B) the name and address of the Authorized Representative for the Additional Parity Lien Obligations for purposes of the Parity Lien Intercreditor Agreement (including Section 7.6) is:

[___________________________________

___________________________________

___________________________________]

Telephone: __________________________

Fax: _______________________________

(C) Each of the Issuer and each other Grantor party thereto has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Parity Lien Obligations are secured by the Collateral in accordance with the Security Documents;

(D) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Issuer and each other Grantor; and

(E) the Issuer has caused a copy of this Additional Parity Lien Debt Designation and the related Intercreditor Joinder to be delivered to each existing Authorized Representative.

Exhibit A

IN WITNESS WHEREOF, the Issuer has caused this Additional Parity Lien Debt Designation to be duly executed by the undersigned officer as of                     , 20    .

CONSTELLIUM N.V.

By:

Name:
Title:

Acknowledgement of Receipt

The undersigned, the duly appointed Collateral Agent under the Parity Lien Intercreditor Agreement, hereby acknowledges receipt of an executed copy of this Additional Parity Lien Debt Designation.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:
Title:

By:

Name:
Title:

EXHIBIT 1 TO ADDITIONAL

PARITY LIEN DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Parity Lien Intercreditor Agreement dated as of March 30, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Parity Lien Intercreditor Agreement”) among CONSTELLIUM N.V. (the “Issuer”), the other Grantors from time to time party thereto, [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein), and [insert name of Collateral Agent], as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Parity Lien Intercreditor Agreement. This Reaffirmation Agreement is being executed and delivered as of                     , 20     in connection with an Additional Parity Lien Debt Designation of even date herewith which Additional Parity Lien Debt Designation has designated such additional Parity Lien Debt as Parity Lien Debt entitled to the benefit of the Parity Lien Intercreditor Agreement.

Each of the undersigned hereby consents to the designation of additional Parity Lien Debt as Parity Lien Debt as set forth in the Additional Parity Lien Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional Parity Lien Debt shall be entitled to all of the benefits of such Parity Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Parity Lien Intercreditor Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[Names of Grantors]

By:

Name:
Title:

[EXHIBIT B to Parity Lien Intercreditor Agreement]

[FORM OF]

INTERCREDITOR JOINDER – ADDITIONAL PARITY LIEN OBLIGATIONS

Reference is made to the Parity Lien Intercreditor Agreement dated as of March 30, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Parity Lien Intercreditor Agreement”) among CONSTELLIUM N.V. (the “Issuer”), the other Grantors from time to time party thereto, [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Agent], as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Parity Lien Intercreditor Agreement. This Intercreditor Joinder is being executed and delivered pursuant to Section 3.8 of the Parity Lien Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Parity Lien Intercreditor Agreement.

1.	Joinder. The undersigned, , a , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional Parity Lien Debt] hereby agrees to become party as an Authorized Representative under the Parity Lien Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Parity Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Parity Lien Intercreditor Agreement as of the date thereof.

2.	Lien Sharing and Priority Confirmation. The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Authorized Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each other existing and future Authorized Representative and each current and future Secured Party and as a condition to being treated as Parity Lien Debt under the Parity Lien Intercreditor Agreement that:

(a)	as provided by Section 2.[2] of the Parity Lien Intercreditor Agreement, all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Agent for the benefit of all Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Parity Lien Debt if the Security Documents in respect thereof prohibit the applicable Authorized Representative from accepting the benefit of a Lien on any particular asset or property or such Authorized Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset; and

(b)	the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Authorized Representative are bound by the provisions of the Parity Lien Intercreditor Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c)	the Collateral Agent shall perform its obligations under the Parity Lien Intercreditor Agreement and the other Security Documents.

3.	Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Parity Lien Intercreditor Agreement will apply with like effect to this Intercreditor Joinder.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Joinder to be executed by their respective officers or representatives as of                     , 2016.

[insert name of the new representative]

By:

Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Intercreditor Joinder and agrees to act as Collateral Agent for the New Representative and the holders of the Obligations represented thereby:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:
Title:

By:

Name:
Title:

[EXHIBIT C to Parity Lien Intercreditor Agreement]

[FORM OF]

INTERCREDITOR JOINDER – ADDITIONAL GRANTOR

Reference is made to the Parity Lien Intercreditor Agreement dated as of March 30, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Parity Lien Intercreditor Agreement”) among CONSTELLIUM N.V. (the “Issuer”), the other Grantors from time to time party thereto, [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Agent], as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Parity Lien Intercreditor Agreement. This Intercreditor Joinder is being executed and delivered pursuant to Section 7.19 of the Parity Lien Intercreditor Agreement.

1. Joinder. The undersigned,                                     , a                                     , hereby agrees to become party as a Grantor under the Parity Lien Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Parity Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Parity Lien Intercreditor Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Parity Lien Intercreditor Agreement will apply with like effect to this Intercreditor Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Joinder to be executed by their respective officers or representatives as of                     , 20    .

[ ]

By:

Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Intercreditor Joinder and agrees to act as Collateral Agent with respect to the Collateral pledged by the new Grantor:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:

Name:
Title:

By:

Name:
Title: